COMPANY CONTACT: Doug Atkinson, CFA Senior Manager - Finance & Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SilverBow Resources Announces Third Quarter 2017 Results Ahead of Expectations
Houston, TX - November 6, 2017 - SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today announced operating and financial results for the third quarter 2017. Highlights include:

•	Net production averaged 156 million cubic feet of natural gas equivalent per day (“Mmcfe/d”), exceeding the high end of guidance

•	Oil and gas revenues of $49.0 million, a 7% increase from second quarter 2017

•	Lease Operating expenses of $0.41/Mmcfe

•	Net Income of $12.9 million, or $1.12 per diluted share

•	Adjusted EBITDA (a non-GAAP measure) of $31.1 million, a 15% increase from second quarter 2017

•	Acquired an additional ~15,000 net acres bringing total acreage to approximately 91,400 net acres

•	Initial Oro Grande well, the NMC 1H, supports 14 Bcf type curve; currently completing second well

•	Latest Lower Eagle Ford Fasken wells tracking above 14 Bcf type curve

•	Re-engineered seven well program in Artesia yielding strong performance

•	Continued expansion of hedge book
Management Comments
Sean Woolverton, SilverBow’s Chief Executive Officer, commented, “We continue to make significant progress in transforming SilverBow into the premier operator in the Eagle Ford gas fairway. We are delivering on our primary 2017 goals of expanding our inventory of de-risked, high rate of return drilling locations while generating strong production and EBITDA growth. Specific to our drilling inventory expansion, we now have over 20 years of drilling development locations at our current one rig program. We have reached this milestone through our strategic leasing program, adding approximately 28,000 net acres while nearly doubling the inventory of high rate of return drilling locations since the first quarter. We now have over 91,000 net acres in the core Eagle Ford gas fairway. Additionally, through a combination of enhanced well productivity from more recent completion designs in Artesia and the Upper Eagle Ford in Fasken and encouraging results from our successful delineation well in Oro Grande, we have confirmed the strong returns profile of our future development opportunities. These results provide SilverBow clear running room for future production and reserves growth.”
Mr. Woolverton continued, “Supported by our strong base production, new well productivity, and an acute focus on costs reductions and efficiencies, daily production and adjusted EBITDA grew 7% and 15% in the third quarter, respectively, compared to second quarter 2017 levels. Since the fourth quarter of 2016, we have grown production by 23%(1) while increasing adjusted EBITDA by 50%. These results highlight our low cost structure and high performance assets. Additionally, we have initiated a process to divest of our non-core Olmos production. We believe the resulting streamlined portfolio should lead to even better long-term returns and a more efficient organizational structure as the Olmos accounts for more than 60% of our producing wells but less than 10% of total production. As we look ahead, our focus shifts towards execution on our asset base and further driving down our costs as we continue building a premier position in the Eagle Ford with industry leading margins.”
OPERATIONS HIGHLIGHTS
During the third quarter 2017, the Company drilled and completed five wells. Specifically, SilverBow drilled three wells in Fasken and two wells in Artesia while completing five wells in Artesia. Through the third quarter of this year the Company has drilled twenty-two wells and completed nineteen wells. The drilled wells include twelve in Fasken, seven in Artesia, two in AWP, and one in Oro Grande. The completed wells include nine in Fasken, seven in Artesia, two in AWP, and one in Oro Grande. Since the close of the third quarter, the Company has brought online three wells in Fasken, including two Upper Eagle Ford wells, and is currently drilling its first well in Uno Mas.
As previously announced, SilverBow completed its first well in Oro Grande, the NMC 1H well, earlier in the year. The well had cumulative production of approximately 940 Mmcfe after ninety producing days with flowing tubing pressure of over 6,000 psi. Results to date are supportive of the Company’s internal 14 Bcf type curve for the area. The Company moved a drilling rig back to Oro Grande in the third quarter and recently finished drilling the NMC 2H with plans to drill another well in early 2018.
SilverBow’s most recent three well pad drilled in Fasken during the third quarter included one well targeting the Lower Eagle Ford and two wells targeting the Upper Eagle Ford. This pad was completed early in the fourth quarter and utilized 300 foot frac stage spacing and 1,500 pounds of proppant per foot of lateral. Early results from this three well pad are encouraging and the Company plans on reporting more details surrounding its performance on the fourth quarter earnings conference call.
The Company continued its liquids-rich drilling program in Artesia by deploying the latest generation of drilling and completion technology. Earlier wells in this area were drilled without the benefit of processed and evaluated 3-D seismic, target window identification, and modern completion design tied to longer laterals. SilverBow has completed seven wells in northern Artesia year to date, including five in the third quarter, with lateral lengths ranging from 6,000 feet to 11,000 feet in accordance with lease configurations. These wells are currently tracking in line with their 1,500 Mboe type curve.
PRODUCTION VOLUMES, OPERATING COSTS, AND REALIZED PRICES
SilverBow’s total net production for the third quarter averaged approximately 156 Mmcfe/d, which was above the high end of guidance. Production mix during the third quarter consisted of approximately 82% natural gas, 11% NGLs, and 7% oil.
Lease operating expenses during the third quarter of $0.41/Mmcfe came in better than the Company’s guidance range of $0.47/Mmcfe to $0.48/Mmcfe primarily driven by compression optimization and labor force reductions at the field level.
Transportation and processing expenses came in at $0.34/Mmcfe while production and ad valorem taxes were 5.1% of oil and gas revenues for third quarter.
General and administrative costs of $0.42/Mcfe compared favorably to second quarter 2017 levels of $0.51/Mmcfe.
The Company’s average realized natural gas price excluding the effect of hedging was $3.01 per Mcf compared with $3.16 per Mcf in the second quarter of 2017. The average realized crude oil selling price excluding the effect of hedging was $46.93 per barrel in the third quarter of 2017, up slightly from $46.82 per barrel in the second quarter of 2017. The average realized NGL selling price in the third quarter of 2017 was $21.67 per barrel versus $18.49 per barrel in the second quarter of 2017.
FINANCIAL RESULTS & GUIDANCE
The Company reported total oil and gas revenues of $49.0 million for the third quarter 2017 which increased 7% compared to second quarter 2017 levels. On a GAAP basis, the Company reported net income of $12.9 million for the third quarter, which includes a loss on the value of the Company's hedge portfolio of $1.6 million.
The Company reported Adjusted EBITDA of $31.1 million. Adjusted EBITDA is a non-GAAP financial measure. Please see the tables included with today's news release for a reconciliation of net income to Adjusted EBITDA.
Capital expenditures incurred during the third quarter totaled $60.4 million inclusive of approximately $13 million spent on leasing.

The Company is expanding its 2017 budget to $205-$215 million to reflect the success of its strategic leasing program which has successfully added an additional 28,000 acres and 300 locations to the portfolio since the first quarter of 2017. The Company also guided for fourth quarter production of 160 - 171Mmcfe/d yielding full year 2017 production of 150 - 152 Mmcfe/d. Additional detail concerning the Company's fourth quarter 2017 and full year financial and operational guidance can be found in the table included with today’s news release and the Corporate Presentation uploaded to the Investor Relations section of the Company’s website before the conference call.
HEDGING UPDATE
Hedging continues to be an important element of SilverBow’s strategy. The Company maintains an active hedging philosophy to provide predictable cash flows while still allowing for flexibility in capturing increases in prices. SilverBow has approximately 65% of total production volumes hedged for the fourth quarter using the mid-point of production guidance. The Company continues to layer on additional hedges in 2018, 2019, and 2020. Please see the Company’s Form 10-Q filing, which the Company expects to be filed on Tuesday, November 7, 2017, for a detailed summary of derivative contracts.

CAPITAL STRUCTURE AND LIQUIDITY
The Company had liquidity of approximately $90 million as of September 30, 2017, primarily consisting of availability on the Company’s $330 million bank credit facility. The Company is currently in the process of its Fall borrowing base redetermination; the preliminary commitments of which provide for a $40 million increase from $330 million to $370 million.
As of November 1, 2017, the Company had 11.6 million total common shares outstanding.
CONFERENCE CALL & UPDATED INVESTOR PRESENTATION
SilverBow will host a conference call for investors on Tuesday, November 7, 2017, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Interested investors can listen to the call by dialing 1-877-420-2751 (U.S.) or 1-442-275-1680 (International) and requesting SilverBow’s Third Quarter 2017 Earnings Conference Call or by visiting our website.
A simultaneous webcast of the call may be accessed over the internet by visiting our website at www. sbow.com, clicking on “Investor Relations” and “Events and Presentations” and then clicking on the “Third Quarter 2017 Earnings Conference Call” link. The webcast will be archived for replay on the SilverBow website for 14 days.
Additionally, an updated Corporate Presentation will be uploaded to the Investor Relations section of the Company's website before the conference call.
ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas from the Eagle Ford Shale in South Texas. With almost 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which we leverage to assemble high quality drilling inventory while continuously enhancing our operations to maximize returns on capital invested. For more information, please visit www.sbow.com.
Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of SilverBow Resources, Inc. with the Securities and Exchange Commission.

(1) Excludes assets sold in 4Q16
(Financial Highlights to Follow)

Condensed Consolidated Balance Sheets
SilverBow Resources and Subsidiaries (in thousands, except share amounts)

	Successor
	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,861	$303
Accounts receivable, net	22,222	17,490
Other current assets	5,155	3,686
Total Current Assets	40,238	21,479

Property and Equipment:
Property and Equipment, full cost method, including $52,075 and $33,354 of unproved property costs not being amortized at the end of each period	668,398	517,074
Less – Accumulated depreciation, depletion, amortization & impairment	(202,211)	(169,879)
Property and Equipment, Net	466,187	347,195
Other Long-Term Assets	9,905	8,625
Total Assets	$516,330	$377,299
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$41,998	$56,257
Accrued capital costs	19,721	11,954
Accrued interest	1,635	1,721
Undistributed oil and gas revenues	10,249	9,192
Total Current Liabilities	73,603	79,124

Long-Term Debt	250,000	198,000
Asset Retirement Obligations	24,174	22,291
Other Long-Term Liabilities	2,431	1,829
Commitments and Contingencies (Note 10)

Stockholders' Equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 11,595,020 and 10,076,059 shares issued and 11,551,468 and 10,053,574 shares outstanding, respectively	116	101
Additional paid-in capital	276,753	232,917
Treasury stock, held at cost, 43,552 and 22,485 shares	(1,293)	(675)
Accumulated deficit	(109,454)	(156,288)
Total Stockholders’ Equity	166,122	76,055
Total Liabilities and Stockholders’ Equity	$516,330	$377,299

Condensed Consolidated Statements of Operations (Unaudited)
SilverBow Resources and Subsidiaries (in thousands, except per-share amounts)

	Successor
	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
Revenues:
Oil and gas sales	$49,019	$47,959

Operating Expenses:
General and administrative, net	6,031	11,691
Depreciation, depletion, and amortization	11,832	13,287
Accretion of asset retirement obligations	582	1,099
Lease operating costs	5,831	9,481
Transportation and gas processing	4,921	4,883
Severance and other taxes	2,479	2,683
Total Operating Expenses	31,676	43,124

Operating Income (Loss)	17,343	4,835

Non-Operating Income (Expense)
Net gain (loss) on commodity derivatives	(1,603)	2,603
Interest expense, net	(2,868)	(5,880)
Reorganization items, net	—	(1,193)
Other income (expense), net	12	29

Income (Loss) Before Income Taxes	12,884	394

Provision (Benefit) for Income Taxes	—	—

Net Income (Loss)	$12,884	$394

Per Share Amounts-

Basic: Net Income (Loss)	$1.12	$0.04

Diluted: Net Income (Loss)	$1.12	$0.04

Weighted Average Shares Outstanding - Basic	11,531	10,000

Weighted Average Shares Outstanding - Diluted	11,545	10,361

Condensed Consolidated Statements of Cash Flows (Unaudited)
SilverBow Resources and Subsidiaries (in thousands)

	Successor		Predecessor
	Nine Months Ended September 30, 2017	Period from April 23, 2016 through September 30, 2016	Period from January 1, 2016 through April 22, 2016
Cash Flows from Operating Activities:
Net income (loss)	$46,834	$(149,207)	$851,611
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities-
Depreciation, depletion, and amortization	32,375	26,621	20,439
Write-down of oil and gas properties	—	133,496	77,732
Accretion of asset retirement obligations	1,722	1,931	1,610
Share-based compensation expense	4,538	3,132	886
Loss (gain) on derivatives	(14,465)	7,308	—
Cash settlements on derivatives	(2,503)	(1,100)	—
Settlements of asset retirement obligations	(2,245)	(1,919)	(848)
Write-down of debt issuance cost	2,401	—	—
Reorganization items (non-cash)	—	—	(977,696)
Other	760	1,721	229
Change in operating assets and liabilities-
(Increase) decrease in accounts receivable and other current assets	(3,884)	14,669	(5,474)
Increase (decrease) in accounts payable and accrued liabilities	1,605	(8,283)	(9,647)
Increase (decrease) in accrued interest	(86)	1,041	(308)
Net Cash Provided by (Used in) Operating Activities	67,052	29,410	(41,466)

Cash Flows from Investing Activities:
Additions to property and equipment	(141,636)	(36,794)	(24,530)
Proceeds from the sale of property and equipment	653	594	48,661
Net Cash Provided by (Used in) Investing Activities	(140,983)	(36,200)	24,131

Cash Flows from Financing Activities:
Proceeds from bank borrowings	349,000	49,000	328,000
Payments of bank borrowings	(297,000)	(48,000)	(324,900)
Net proceeds from issuances of common stock	39,180	—	—
Purchase of treasury shares	(618)	—	(4)
Payments of debt issuance costs	(4,073)	(502)	(6,482)
Net Cash Provided by (Used in) Financing Activities	86,489	498	(3,386)

Net increase (decrease) in Cash and Cash Equivalents	12,558	(6,292)	(20,721)

Cash and Cash Equivalents at Beginning of Period	303	8,739	29,460

Cash and Cash Equivalents at End of Period	$12,861	$2,447	$8,739

SilverBow Resources, Inc.
Non-GAAP Financial Measures
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

We present adjusted EBITDA attributable to common stockholders (“Adjusted EBITDA”) in addition to our reported net income (loss) in accordance with U.S. GAAP. Adjusted EBITDA is a non-GAAP financial measure that is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. It is also used to assess our ability to incur and service debt and fund capital expenditures.

Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.

	Successor
	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
Net Income (Loss)	$12,884	$394
Plus:
Depreciation, depletion and amortization	11,832	13,287
Accretion of asset retirement obligations	582	1,099
Interest expense	2,868	5,880
Impairment of oil and gas properties	—	—
Reorganization items	—	1,193
Derivative (gain)/loss	1,603	(2,603)
Derivative cash settlements collected/(paid) (1)	(63)	(957)
Share-based compensation expense	1,403	2,942
Adjusted EBITDA	$31,109	$21,235
(1) This includes accruals for settled contracts covering commodity deliveries during the period where the actual cash settlements occur outside of the period.

Production Volumes & Pricing (Unaudited)
SilverBow Resources and Subsidiaries

	Three Months Ended September 30, 2017 (Successor)	Three Months Ended September 30, 2016 (Successor)
Production volumes:
Oil (MBbl) (1)	170	293
Natural gas (MMcf)	11,723	11,494
Natural gas liquids (MBbl) (1)	267	255
Total (MMcfe)	14,346	14,780

Oil, Natural gas and Natural gas liquids sales:
Oil	$7,996	$12,664
Natural gas	35,242	31,120
Natural gas liquids	5,780	4,176
Total	$49,019	$47,959

Average realized price:
Oil	$46.93	$43.27
Natural gas	3.01	2.71
Natural gas liquids	21.67	16.38
Total	$3.42	$3.24

Price impact of cash-settled derivatives:
Oil	$(0.02)	$1.63
Natural gas	(0.01)	(0.12)
Natural gas liquids	—	—
Total	$(0.01)	$(0.06)

Average realized price including cash settled derivatives:
Oil	$46.91	$44.91
Natural gas	3.00	2.58
Natural gas liquids	21.67	16.38
Total	$3.41	$3.18

(1) Oil and natural gas liquids are converted at the rate of one barrel of oil equivalent to six Mcfe

Fourth Quarter & Full Year 2017 Guidance

Guidance
	4Q 2017	FY 2017
Production Volumes:
Oil (Bbls/d)	2,100 - 2,225	1,780 - 1,810
NGLs (Bbls/d)	3,100 - 3,500	2,700 - 2,800
Natural Gas (Mmcf/d)	129 - 137	123 - 125
Million Cubic Feet of Gas Equivalent (Mmcfe/d)	160 - 171	150 - 152

Operating Costs & Expenses :
Lease Operating Expense ($/Mcfe)	$0.38 - $0.42	$0.40 - $0.41
Transportation & Processing Expense ($/Mcfe)	$0.35 - $0.37	$0.35 - $0.36
Production & Ad Val Taxes (% of O&G Revenue)	4.5% - 5.0%	4.5% - 5.0%
Cash G&A, net (in millions)	$4.9 - $5.5	$23.0 - $23.6
DD&A Expense ($/Mcfe)	$0.82 - $0.87	$0.80 - $0.82
Cash Interest Expense ($MM)	$3.0	N/A
Product Pricing :
Natural Gas NYMEX Differential (per Mcf)	($0.03 - $0.08)	N/A
Crude Oil NYMEX Differential (per Bbl)	$0.50 - $1.50	N/A
Natural Gas Liquids (% of WTI)	41% - 43%	N/A